Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS SECOND-QUARTER 2022 RESULTS

LAS VEGAS - JULY 26, 2022 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the second quarter ended June 30, 2022.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “We delivered another strong quarter, with quarterly Adjusted EBITDAR that was second only to last year's record results. The second quarter of 2021 was a challenging comparison due to benefits from government stimulus and the lifting of COVID restrictions.  This quarter's excellent results were driven by a continued focus on our core customer and sustained efficiencies throughout our business.  Our operating trends remain strong, as play from core customer segments grew both year-over-year and sequentially from the first quarter of 2022. We also improved Companywide operating margins from the first quarter despite inflationary pressures.  Overall, we are encouraged by the continued strength of our business, and remain confident in our strategy and our ability to navigate today's uncertain economic environment.”

Boyd Gaming reported second-quarter 2022 revenues of $894.5 million, up slightly from $893.6 million in the second quarter of 2021. The Company reported net income of $146.8 million, or $1.33 per share, for the second quarter of 2022, compared to $113.7 million, or $1.00 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $353.9 million in the second quarter of 2022, compared to $385.4 million in the second quarter of 2021. Adjusted Earnings(1) for the second quarter of 2022 were $163.5 million, or $1.48 per share, compared to $175.2 million, or $1.54 per share, for the same period in 2021.  Second-quarter 2021 results benefitted from government stimulus and the lifting of COVID restrictions.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

During the second quarter of 2022, the Company reported its second-best quarterly Adjusted EBITDAR performance in its history. Companywide operating margins after corporate expense were 39.6%, exceeding 39% for the fifth straight quarter.

All three operating segments continued to produce strong results, with revenue, Adjusted EBITDAR and margins in line with the last three quarters and well above pre-pandemic levels.  The Las Vegas Locals segment achieved margins above 50% for the fifth straight quarter.  On a sequential basis compared to the first quarter of 2022, revenue increased 4% in the Las Vegas Locals segment while Adjusted EBITDAR rose nearly 6%.  Revenues grew 9% sequentially in Downtown Las Vegas as the segment set a quarterly Adjusted EBITDAR record and operating margins exceeded 40% for the first time. The Company’s Midwest & South segment continued its steady performance, posting its strongest revenue and Adjusted EBITDAR performance since the second quarter of 2021 as operating margins remained steady at 38%.

Additional Company Updates

The Company continues to make progress toward completing its previously announced acquisition of Pala Interactive for cash consideration of $170 million.  Pending the receipt of all remaining regulatory approvals, the Company anticipates it will close on the acquisition around year-end.

In addition, the Company plans to open Sky River Casino near Sacramento, California in early September 2022.  The Company has a seven-year management agreement to operate Sky River on behalf of the Wilton Rancheria Tribe.

Dividend and Share Repurchase Program Update

Boyd Gaming paid a quarterly cash dividend of $0.15 per share on July 15, 2022, to shareholders of record on June 30, 2022.

As part of its recurring share repurchase program, the Company repurchased approximately $168 million in stock during the second quarter of 2022. As of June 30, 2022, the Company had approximately $481 million remaining under current share repurchase authorizations.

Balance Sheet Statistics

As of June 30, 2022, Boyd Gaming had cash on hand of $250.2 million, and total debt of $2.9 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its second-quarter 2022 results today, July 26, at 5:00 p.m. Eastern.  The conference call number is (844) 200-6205, or (833) 950-0062 for Canadian callers and +1 (929) 526-1599 for international callers.  The conference call passcode is 452657.  Please join up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://investors.boydgaming.com, or https://events.q4inc.com/attendee/186116044.

A replay will be available by dialing (866) 813-9403 (Canada (226) 828-7578, international +44 204 525 0658) on Tuesday, July 26 after the conclusion of the call, and continuing through Tuesday, August 2.  The conference number for the replay is 740380.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2022	2021	2022	2021
Revenues
Gaming	$684,925	$727,462	$1,352,879	$1,345,388
Food & beverage	70,299	57,428	134,042	101,540
Room	49,904	39,077	92,313	65,067
Other	89,322	69,635	175,959	134,914
Total revenues	894,450	893,602	1,755,193	1,646,909
Operating costs and expenses
Gaming	254,500	259,378	504,542	491,491
Food & beverage	57,456	46,819	111,390	85,732
Room	17,285	14,207	33,275	26,339
Other	60,577	44,487	117,502	86,394
Selling, general and administrative	95,662	90,473	187,709	180,480
Master lease rent expense (a)	26,654	26,175	52,960	52,090
Maintenance and utilities	34,517	31,157	67,407	59,388
Depreciation and amortization	66,757	67,279	129,235	131,746
Corporate expense	34,872	34,716	63,876	58,031
Project development, preopening and writedowns	912	1,454	(9,117)	2,869
Other operating items, net	188	11,115	286	12,272
Total operating costs and expenses	649,380	627,260	1,259,065	1,186,832
Operating income	245,070	266,342	496,128	460,077
Other expense (income)
Interest income	(483)	(455)	(903)	(964)
Interest expense, net of amounts capitalized	36,466	55,131	74,124	113,021
Loss on early extinguishments and modifications of debt	16,509	65,475	19,809	65,475
Other, net	3,750	237	3,497	2,169
Total other expense, net	56,242	120,388	96,527	179,701
Income before income taxes	188,828	145,954	399,601	280,376
Income tax provision	(42,065)	(32,225)	(89,910)	(64,486)
Net income	$146,763	$113,729	$309,691	$215,890

Basic net income per common share	$1.33	$1.00	$2.79	$1.90
Weighted average basic shares outstanding	110,118	113,779	111,151	113,703

Diluted net income per common share	$1.33	$1.00	$2.78	$1.89
Weighted average diluted shares outstanding	110,259	114,040	111,303	114,005

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
Total Revenues by Reportable Segment
Las Vegas Locals	$236,461	$236,095	$464,023	$418,518
Downtown Las Vegas	53,899	38,780	103,383	60,213
Midwest & South	604,090	618,727	1,187,787	1,168,178
Total revenues	$894,450	$893,602	$1,755,193	$1,646,909

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$125,334	$133,570	$244,029	$224,212
Downtown Las Vegas	22,123	15,421	40,512	17,861
Midwest & South	229,049	259,992	452,530	478,141
Property Adjusted EBITDAR	376,506	408,983	737,071	720,214
Corporate expense, net of share-based compensation expense (a)	(22,633)	(23,588)	(44,362)	(42,222)
Adjusted EBITDAR	353,873	385,395	692,709	677,992
Master lease rent expense (b)	(26,654)	(26,175)	(52,960)	(52,090)
Adjusted EBITDA	327,219	359,220	639,749	625,902

Other operating costs and expenses
Deferred rent	192	207	384	414
Depreciation and amortization	66,757	67,279	129,235	131,746
Share-based compensation expense	14,100	12,823	22,833	18,524
Project development, preopening and writedowns	912	1,454	(9,117)	2,869
Other operating items, net	188	11,115	286	12,272
Total other operating costs and expenses	82,149	92,878	143,621	165,825
Operating income	245,070	266,342	496,128	460,077
Other expense (income)
Interest income	(483)	(455)	(903)	(964)
Interest expense, net of amounts capitalized	36,466	55,131	74,124	113,021
Loss on early extinguishments and modifications of debt	16,509	65,475	19,809	65,475
Other, net	3,750	237	3,497	2,169
Total other expense, net	56,242	120,388	96,527	179,701
Income before income taxes	188,828	145,954	399,601	280,376
Income tax provision	(42,065)	(32,225)	(89,910)	(64,486)
Net income	$146,763	$113,729	$309,691	$215,890

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands)	2022	2021	2022	2021
Corporate expense as reported on Condensed Consolidated Statements of Operations	$34,872	$34,716	$63,876	$58,031
Corporate share-based compensation expense	(12,239)	(11,128)	(19,514)	(15,809)
Corporate expense, net, as reported on the above table	$22,633	$23,588	$44,362	$42,222

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2022	2021	2022	2021
Net income	$146,763	$113,729	$309,691	$215,890
Pretax adjustments:
Project development, preopening and writedowns	912	1,454	(9,117)	2,869
Other operating items, net	188	11,115	286	12,272
Loss on early extinguishments and modifications of debt	16,509	65,475	19,809	65,475
Other, net	3,750	237	3,497	2,169
Total adjustments	21,359	78,281	14,475	82,785

Income tax effect for above adjustments	(4,591)	(16,848)	(3,096)	(17,851)
Adjusted earnings	$163,531	$175,162	$321,070	$280,824

Net income per share, diluted	$1.33	$1.00	$2.78	$1.89
Pretax adjustments:
Project development, preopening and writedowns	0.01	0.01	(0.08)	0.03
Other operating items, net	—	0.10	—	0.11
Loss on early extinguishments and modifications of debt	0.15	0.58	0.18	0.57
Other, net	0.03	—	0.03	0.02
Total adjustments	0.19	0.69	0.13	0.73

Income tax effect for above adjustments	(0.04)	(0.15)	(0.03)	(0.16)
Adjusted earnings per share, diluted	$1.48	$1.54	$2.88	$2.46

Weighted average diluted shares outstanding	110,259	114,040	111,303	114,005

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:
●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt and other items, net,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, and other non-recurring adjustments, net, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures”.

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process.   Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release, as well as in our earnings conference call remarks, include statements regarding continued growth in visitation and spending among the Company’s core customers, the Company’s views that it will be able to drive continued revenue and EBITDAR growth throughout its business, the impacts of COVID-19 on the Company, the Company’s operating strategy, the Company’s confidence in its long-term growth trajectory, and the Company’s plans with respect to share repurchases and returning capital to shareholders. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  These risks and uncertainties include but are not limited to: the ongoing uncertainty about COVID-19, its duration and impact, the extent of consumer demand, potential negative effects on the Company’s workforce, suppliers, contractors and other partners, as well as the impact on the customer experience of necessary health and safety measures implemented at the direction of state and local governments and gaming regulators.  Risks also include fluctuations in the Company's operating results; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending; the impact and effects of the local economies in the markets where the Company operates; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; developments in legalization of online gaming, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states.  The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading sports-betting operator.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. Through a long-standing company philosophy called Caring the Boyd Way, Boyd Gaming is committed to advancing Environmental, Social and Corporate Governance (ESG) initiatives that positively impact the Company’s stakeholders and communities.  For additional Company information and press releases, visit https://investors.boydgaming.com.